[Petrone Worldwide, Inc. Letterhead]

Memorandum of Undertaking

This Memorandum of Understanding is concluded between Petrone Worldwide, Inc. USA & Transpower Components (India) Pvt Ltd, Moradabad on October 21st, 2015

•	It was agreed between both parties that Petrone Worldwide would acquire the Transpower Components (India) Pvt Ltd. Moradabad at a cost price of US$ 1.6 million.

•	Petrone Worldwide will do a leverage buy out. In other words, Petrone will issue PFWI common share which will be valued at $.40 of 50% value of the deal US $1.6 million ( 2 million common Shares) while balance 50% will be paid in 24 equal installments of US $ 33333.33 through wire transfers commencing six months from sign date.

•	Sale includes all capital goods, distribution channels proprietary information and all existing customers and their existing contracts of Walmart, Dominos, Amazon, Snap deal, Flip Card and others.

It was agreed by both parties to finalize sale agreement on January 5th, 2016.

/s/ Victor Petrone	/s/ Surender Gandhi
Victor W. Petrone Jr.	Surender Gandhi
CEO / President	CEO/ President

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